EXHIBIT 15.1

November 2, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-219206)

Commissioners:

We are aware that our report dated November 2, 2018, on our review of the consolidated statement of financial condition of The Goldman Sachs Group, Inc. and its subsidiaries (the “Company”) as of September 30, 2018, the related consolidated statements of earnings, comprehensive income and changes in shareholders’ equity for the three and nine months ended September 30, 2018 and 2017, and the consolidated statements of cash flows for the nine months ended September 30, 2018 and 2017 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP